UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2018
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FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors ("Board") of the Federal Home Loan Bank of Atlanta ("Bank") approved the 2018 performance incentive goals under the Bank’s Incentive Compensation Plan ("Plan"), which are generally consistent with previous incentive goals and correlate to the shareholder focus and risk management performance priorities reflected in the Bank’s strategic plan. The Board also approved, subject to review by the Federal Housing Finance Agency ("Finance Agency"), changes to the threshold, target, and maximum performance levels for each incentive goal under the Plan for 2018.  On February 15, 2018, the Bank received the results of the Finance Agency’s review of the changes.

The potential incentive award opportunity for 2018 as a percentage of base pay earnings for the Bank’s president and chief executive officer will be 50% (threshold), 75% (target), and 100% (maximum); for executive vice presidents, 35% (threshold), 60% (target), and 85% (maximum); and for senior vice presidents, 30% (threshold), 50% (target), and 70% (maximum). These adjustments are consistent with the Board’s executive compensation philosophy which considers total cash compensation at Federal Home Loan Banks of similar size and complexity and the median to 75th percentile for base pay, bonus pay and total cash compensation offered at certain comparable commercial banks and financial service organizations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: February 20, 2018	By:/s/Reginald T. O'Shields
By: Reginald T. O'Shields
Senior Vice President and
General Counsel